Exhibit 10.1

AEP Industries Inc.

125 Phillips Avenue

South Hackensack, NJ 07606

February 12, 2010

KSA Capital Management, LLC

4 Essex Avenue, 4th Floor

Bernardsville, NJ 07924

Attn: Daniel D. Khoshaba

Gentlemen:

This letter constitutes the agreement (the “Agreement”) between AEP Industries Inc. (the “Company”), on the one hand, and KSA Capital Management, LLC (“KSA”), Daniel D. Khoshaba (“Mr. Khoshaba”) and each of the other Persons (as defined below) set forth on the signature pages hereto (the “KSA Affiliates”), on the other hand, with respect to the matters set forth below. KSA, the KSA Affiliates and the affiliates (as defined below) of each of the forgoing are collectively referred to as the “KSA Group.”

1.	Promptly following the execution of this Agreement, and in any event within five business days, the Company will take all necessary action to (a) increase the size of its Board of Directors (the “Board”) from nine to 10 members and (b) appoint Mr. Khoshaba as a Class A director with a term expiring at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”).

2.	In connection with the appointment of Mr. Khoshaba to the Board, solely with respect to Mr. Khoshaba at the Company’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”), the Board will waive the requirement set forth in Section A.6. of the Company’s Corporate Governance Guidelines, which requires newly appointed directors to be subject to stockholder election at the next Annual Meeting of Stockholders following their appointment.

3.	The members of the KSA Group and the Company will publicly support and recommend that the Company’s stockholders vote for the election of each of the Board’s nominees for election as a director at the 2010 Annual Meeting. Each member of the KSA Group will cause all Voting Securities (as defined below) that it is entitled to vote at the 2010 Annual Meeting (whether held of record or beneficially) to be present for quorum purposes and to be voted at the 2010 Annual Meeting in favor of the election of each of the Board’s nominees for election as a director.

4.	Subject to paragraph 6, the members of the KSA Group agree that from and after the date of this Agreement until the date of the 2011 Annual Meeting, except as otherwise specifically provided in this Agreement, no member of the KSA Group will, and each such member will cause its respective principals, directors, stockholders, members, partners, officers, employees, agents and affiliates not to, in any way, directly or indirectly:

(a)	make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies with respect to the election or removal of directors or any other matter or proposal or seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities;

(b)	initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC), directly or indirectly, the Company’s stockholders for the approval of shareholder proposals, whether made pursuant to Rule 14a-4 or Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, or cause or encourage any Person to initiate any such shareholder proposal;

(c)	seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to the Board, or seek, alone or in concert with others, the removal of any member of the Board;

(d)	form or join in a partnership, limited partnership, syndicate or other group, including, without limitation, a “group” as defined under Section 13(d) of the Exchange Act, with respect to any Voting Securities, or deposit any Voting Securities into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other members of the KSA Group with respect to Voting Securities now or hereafter owned by them;

(e)	act alone or in concert with others to (i) control or seek to control, or influence or seek to influence, the management, the Board or the policies of the Company (other than Mr. Khoshaba acting in his capacity as a director of the Company), (ii) make any public statement critical of the Company, its directors or management, or (iii) seek, propose, or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions involving the Company or its subsidiaries;

(f)	with respect to the Company or the Voting Securities, (i) otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, (ii) participate in, or take any action pursuant to, any “shareholder access” proposal that may be adopted by the SEC, whether in accordance with proposed Rule 14a-11 or otherwise, or (iii) conduct any nonbinding referendum;

(g)	have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral), with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement or understanding or form a “group” with any other Person that engages, or offers or proposes to engage, in any of the foregoing;

(h)	make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies, affairs or assets, or the Voting Securities or this Agreement that is inconsistent with the provisions of this Agreement, including, without limitation, any intent, purpose, plan or proposal that is conditioned on, or would require the waiver, amendment, nullification or invalidation of, any provision of this Agreement, or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition; or

(i)	take or seek to take, or cause or seek to cause or solicit others to take, directly or indirectly, any action inconsistent with any of the foregoing.

5.	In the event that the Board determines, in its sole discretion, to renominate Mr. Khoshaba as one of the Board’s nominees for election as a director at the 2011 Annual Meeting, the members of the KSA Group will publicly support and recommend that the Company’s stockholders vote for the election of each of the Board’s nominees for election as a director at the 2011 Annual Meeting and at each Annual Meeting of Stockholders held thereafter for so long as Mr. Khoshaba continues to serve on the Board. In addition, for so long as Mr. Khoshaba continues to serve on the Board, each member of the KSA Group will cause all Voting Securities that it is entitled to vote (whether held of record or beneficially) at the 2011 Annual Meeting and each Annual Meeting of Stockholders held thereafter to be present for quorum purposes and to be voted at such Annual Meeting in favor of the Board’s nominees for election as a director.

6.	Notwithstanding anything in this Agreement to the contrary, in the event that the Board determines, in its sole discretion, to renominate Mr. Khoshaba as one of the Board’s nominees for election as a director at the 2011 Annual Meeting, the restrictions set forth in paragraph 4 will continue for so long as Mr. Khoshaba continues to serve on the Board (and, in any event, will continue until at least the date of the 2011 Annual Meeting).

7.

Mr. Khoshaba agrees to comply with all written policies, codes, rules, standards and guidelines applicable to all members of the Board, including, without limitation, the Company’s Code of Conduct, Corporate Governance Guidelines, Statement of Insider Trading, and Policies and Procedures Manual. Mr. Khoshaba agrees, during the term of his service as a director of the Company, to keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and Board committees, unless previously disclosed publicly by the Company. To the extent not already provided, Mr. Khoshaba agrees that, within five business days of his appointment to serve as a director, he will submit to the Company a fully completed copy of the Company’s standard director & officer questionnaire.

8.	Notwithstanding anything to the contrary in this Agreement, Mr. Khoshaba, during the term of his service as a director of the Company, will not be prohibited from acting in his capacity as a director and complying with his fiduciary duties as a director of the Company, all in accordance with the agreement set forth in paragraph 7.

9.	For so long as the provisions of paragraph 4 are applicable to the members of the KSA Group, the members of the KSA Group and the Company each agree that they will refrain from disparaging, impugning or taking any action reasonably likely to damage the reputation of the other party or the directors or officers of the Company. The foregoing will not apply to any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

10.	The Company and the members of the KSA Group each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, the non-breaching party will be entitled to seek injunctive and other equitable relief, without proof of actual damages, that the breaching party will not plead in defense thereto that there would be an adequate remedy at law, and that the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

11.	All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be in writing and will be deemed validly given, made or served if (a) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received, or (b) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company:

AEP Industries Inc. 125 Phillips Avenue South Hackensack, NJ 07606
Attn:	Paul M. Feeney, Executive Vice President, Finance and Chief Financial Officer
Phone:	(201) 807-2330
Fax:	(201) 807-6801

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
Attn:	Richard J. Grossman, Esq.
Phone:	(212) 735-3000
Fax:	(212) 735-2000

If to the KSA Group:

KSA Capital Management, LLC 4 Essex Avenue, 4th Floor Bernardsville, NJ 07924
Attn:	Daniel D. Khoshaba
Phone:	(908) 766-3331
Fax:	(908) 766-4738

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP One Battery Park Plaza New York, NY 10004
Attn:	David R. Mullé, Esq.
Phone:	(212) 574-1200
Fax:	(212) 480-8421

12.	As used in this Agreement, (a) the term “Person” shall be shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) the term “affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become affiliates of any Person subsequent to the date of this Agreement; (c) the term “Voting Securities” shall mean the shares of the Company’s common stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such common stock or other securities, whether or not subject to the passage of time or other contingencies; and (d) the term “business day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

13.	This Agreement may be executed by the parties hereto in separate counterparts (including by fax and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

14.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. The members of the KSA Group and the Company each (a) irrevocably and unconditionally consent to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agree that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agree that it shall not bring any action relating to this Agreement or otherwise in any court other than the federal or state courts located in Wilmington, Delaware; and (d) irrevocably waive the right to trial by jury.

15.	This Agreement constitutes the only agreement between the KSA Group and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Any purported transfer without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

16.	If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

17.	This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

18.	Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

[Execution page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

AEP INDUSTRIES INC.

By:	/s/ PAUL M.FEENEY
	Name:	Paul M. Feeney
	Title:	Executive Vice President, Finance and Chief Financial Officer

Acknowledged and agreed to as of

the date first written above:

KSA CAPITAL MANAGEMENT, LLC

By:	/s/ DANIEL D. KHOSHABA
	Name:	Daniel D. Khoshaba
	Title:	Managing Member

DANIEL D. KHOSHABA

/s/ DANIEL D. KHOSHABA

KSA CAPITAL PARTNERS, LP

By: KSA Capital LLC, its General Partner

By:	/s/ DANIEL D. KHOSHABA
	Name:	Daniel D. Khoshaba
	Title:	Managing Member

KSA CAPITAL FUND, LTD.

By:	/s/ DANIEL D. KHOSHABA
	Name:	Daniel D. Khoshaba
	Title:	Director

KSA CAPITAL LLC

By:	/s/ DANIEL D. KHOSHABA
	Name:	Daniel D. Khoshaba
	Title:	Managing Member